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CONTACT:
John P. Salvador
Director, Investor Relations
NTN Communications, Inc.
(888) 752-9686 x 1180
John.Salvador@ntn.com


       NTN COMMUNICATIONS REPORTS 24% INCREASE IN FIRST QUARTER REVENUES

            NTN Network Division Posts 25% Improvement in Net Income

CARLSBAD, CA, April 30, 2003 -- NTN Communications, Inc. (AMEX: NTN), a leading interactive game content developer and distributor, today announced a 24.5% improvement in its consolidated revenues for the quarter ended March 31, 2003. Consolidated revenues were $7.34 million for the period compared to revenues of $5.90 million for the first quarter of 2002, an increase of $1.44 million.

Consolidated net loss for the first quarter of 2003 was $263,000, or $(0.01) per common share, a $97,000 increase over the net loss of $166,000, or ($0.00) per common share, in the first quarter of 2002. The Company operates through two entities: the NTN Network division and the Buzztime Entertainment, Inc. ("Buzztime") subsidiary. The $263,000 loss represented the combination of $680,000 in net income from the NTN Network division (a 25.0% increase over net income for the first quarter of 2002) and a net loss of $943,000 from Buzztime.

The Company posted consolidated EBITDA of $903,000 in the first quarter of 2003 compared to EBITDA of $1.21 million in the first quarter of 2002, a decrease of $307,000. The reduction was primarily due to an increase in expenses relating to Buzztime's sales and marketing efforts to secure deployment of the Buzztime interactive television trivia channel. This was the eighth consecutive quarter of positive EBITDA generated by the Company. A detailed schedule reconciling net income and loss to EBITDA is included in the supplemental tables below.

The NTN Network division's net income of $680,000 in the first quarter of 2003 represented an increase of $136,000 over net income of $544,000 in the first quarter of 2002. This increase was largely due to revenue increases. The division posted EBITDA of $1.70 million in the first quarter of 2003 versus $1.72 million in the first quarter of 2002. Revenues for the division increased by $1.49 million, or 25.5%, to $7.33 million for the first quarter of 2003, compared to revenues of $5.84 million for the same period of 2002. The revenue increase was due to the contribution by the NTN Wireless unit, formed in April 2002 after the Company acquired the assets of two companies in the restaurant wireless paging industry.

Buzztime reported revenue of $7,000 in the first quarter of 2003 compared to $56,000 in 2002. The net loss for Buzztime was $943,000 in the first quarter of 2003, an increase of $233,000, or 32.8%, over a net loss of $710,000 in the first quarter of 2002. Over the past year, the Company has increased its expenses relating to sales and marketing efforts to secure deployment of the Buzztime channel.

"We are extremely pleased with the performance of both the NTN Network division and our Buzztime subsidiary in the first quarter," said Stanley B. Kinsey, Chairman and CEO. "The NTN Network continues on a dynamic and profitable growth path, even in this difficult market. These results demonstrate the strength of our broadening product line as we begin to leverage our established nationwide infrastructure. We continue to look for additional product opportunities to complement our NTN Network business."

"Meanwhile, Buzztime remains on track toward achieving broad distribution over the coming two years. Buzztime is building on NTN's 20-year success as an interactive television network in seeking to become the leading interactive television game channel on digital cable television systems. Since 2001, Buzztime has achieved a number of technical milestones in its efforts to achieve broad deployment, including the successful launch of the first two-way game channel in the United States, and is now primarily focused on sales efforts and on expanding the breadth of its game offerings," further added Kinsey.

The Company will host a conference call to discuss its first quarter results today, April 30, 2003 at 11:00 am EDT (8:00 am PDT). To participate in the conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: (877) 271-4183. There is no pass code required for this call. International callers please dial (706) 643-3590. If you are unable to participate in the call at this time, a replay will be available beginning April 30, 2003 at 12:00 pm EDT through May 7, 2003 at 12:00 am EDT. To access the replay dial (800) 642-1687 and enter the conference ID number 9986832. International callers please dial (706) 645-9291.

About NTN Communications
Based in Carlsbad, CA, NTN Communications, Inc. is the parent corporation of the NTN Network(R) division and Buzztime Entertainment, Inc., a subsidiary. The NTN Network division, which focuses on the out-of-home hospitality industries, is comprised of the NTN Network and NTN Wireless Communications, Inc. The NTN Network is the largest out of home interactive television network in the world. Through NTN's Digital Interactive Television technology, the NTN Network broadcasts entertainment and sports programming engaging more than 1.7 million players and reaching more than 6 million unique customers each month in approximately 3,600 North American hospitality locations such as TGIFriday's, Damon's, Applebee's, Buffalo Wild Wings, Bennigan's, and others. NTN Wireless(TM)manufactures, sells, and repairs paging equipment to over 2,000 restaurants, as well as providing on site messaging solutions for hospitals, church and synagogue nurseries, salons, business offices and retail establishments. NTN Wireless also offers enhanced stored-value gift certificate and loyalty programs to improve customer retention. NTN Wireless provides wireless solutions to leading restaurants such as Outback's International, O'Charley's, Olive Garden and Logan's Roadhouse. Buzztime Entertainment, Inc. produces BUZZTIME(R), the interactive television trivia channel, and live sports prediction games such as QB1(R), from its live interactive broadcast studio. Buzztime's partners include: Scientific-Atlanta, Inc., Liberate Technologies, Microsoft Corporation's MSN(R)TV and the National Football League.

This release contains forward-looking statements, including statements relating to future profitability and growth of the NTN Network, broadening of product line and leveraging of national infrastructure, additional product opportunities, deployment and distribution of the BUZZTIME interactive television channel, future sales efforts and game content on BUZZTIME, and future shareholder value, which are subject to a number of risks and uncertainties including changing economic conditions, product demand and market acceptance, the impact of competitive products and pricing, and other factors detailed in the Company's Securities and Exchange Commission filings, including the Company's Report on Form 10-K for the fiscal year ended December 31, 2002. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

         For additional information on NTN Communications at no charge, please call 1-800-PRO-INFO and enter ticker symbol NTN

                              -- Tables to Follow -

                    NTN COMMUNICATIONS, INC. AND SUBSIDIARIES
                      Consolidated Statements of Operations

                                                   Three Months Ended March 31,
                                                    2003                  2002
                                            --------------------- ---------------------
                                            --------------------- ---------------------
Revenues:
      NTN Network division revenues         $          7,330,000  $          5,839,000
      BUZZTIME service revenues                            7,000                56,000
      Other revenues                                       2,000                 2,000
                                            --------------------- ---------------------
      Total revenues                                   7,339,000             5,897,000

Operating expenses:
      Direct operating costs (includes
      depreciation of $743,000 and
      $853,000, for 2003 and 2002,
      respectively)                                    3,004,000             2,170,000
      Selling, general and administrative              4,108,000             3,409,000
      Depreciation and amortization                      322,000               397,000
      Research and development                            77,000                 3,000
                                            --------------------- ---------------------
      Total operating expenses                         7,511,000             5,979,000
                                            --------------------- ---------------------

Operating loss                                          (172,000)              (82,000)
                                            --------------------- ---------------------

Other income (expense):
      Interest income                                          -                 4,000
      Interest expense                                   (93,000)             (133,000)
                                            --------------------- ---------------------
      Total other income (expense)                       (93,000)             (129,000)
                                            --------------------- ---------------------
Loss before minority interest and
income taxes                                            (265,000)             (211,000)
Minority interest in loss of consolidated
subsidiary                                                10,000                45,000
                                            --------------------- ---------------------

Net loss before income taxes                            (255,000)             (166,000)
Provision for income taxes                                (8,000)                    -
                                            --------------------- ---------------------

      Net loss                              $           (263,000) $           (166,000)
                                            ===================== =====================

Net loss per common share - basic and
diluted                                     $              (0.01) $              (0.00)
                                            ===================== =====================
Weighted average shares outstanding -
basic and diluted                                     42,088,000            38,604,000
                                            ===================== =====================
EBITDA Reconciliation:
Net loss                                    $           (263,000) $           (166,000)
add back:
Interest expense, net                                     93,000               129,000
Provision for income taxes                                 8,000                     -
Depreciation and amortization                          1,065,000             1,250,000
                                            --------------------- ---------------------
EBITDA                                      $            903,000  $          1,213,000
                                            ===================== =====================

EBITDA (earnings before interest, taxes, depreciation and amortization) is not intended to represent a measure of performance in accordance with generally accepted accounting principals ("GAAP") nor should it be considered as an alternative to a statement of cash flows as a measure of liquidity. EBITDA is included because management believes that financial analysts, lenders, investors and other interested parties find it to be a useful tool for measuring the operating performance of companies like NTN that carry significant levels of non-cash depreciation and amortization charges in comparison to their GAAP earnings.

                    NTN COMMUNICATIONS, INC. AND SUBSIDIARIES
                  Statements of Operations by Business Segment

For the purposes of this presentation, the NTN Network segment information includes certain "Other Revenues," which are not material.

                                                             For the Three Months Ended March 31, 2003
                                                     -----------------------------------------------------------
                                                         Network                Buzztime              Total
                                                     -----------------      -----------------    ---------------
Revenues                                             $      7,332,000       $          7,000     $    7,339,000
Operating expenses                                          6,551,000                960,000          7,511,000
                                                     -----------------      -----------------    ---------------
Operating income (loss)                                       781,000               (953,000)          (172,000)
Other income (loss)                                           (93,000)                    -             (93,000)
                                                     -----------------      -----------------    ---------------
Income (loss) before minority interest
and income taxes                                              688,000               (953,000)          (265,000)
Minority interest in loss of subsidiary                             -                 10,000             10,000
                                                     -----------------      -----------------    ---------------
Net income (loss) before income taxes                         688,000               (943,000)          (255,000)
Provision for income taxes                                     (8,000)                     -             (8,000)
                                                     -----------------      -----------------    ---------------
Net income (loss)                                    $        680,000       $       (943,000)    $     (263,000)
                                                     =================      =================    ===============

EBITDA Calculation:

Net income (loss)                                    $        680,000       $       (943,000)    $     (263,000)
  Interest expense, net                                        93,000                     -              93,000
  Provision for income taxes                                    8,000                     -               8,000
  Depreciation and amortization                               921,000                144,000          1,065,000
                                                     -----------------      -----------------    ---------------
EBITDA                                               $      1,702,000       $       (799,000)    $      903,000
                                                     =================      =================    ===============


                    NTN COMMUNICATIONS, INC. AND SUBSIDIARIES
                  Statements of Operations by Business Segment

For the purposes of this presentation, the NTN Network segment information includes certain "Other Revenues," which are not material.


                                                               For the Three Months Ended March 31, 2002
                                                     -------------------------------------------------------
                                                           Network             Buzztime          Total
                                                     -------------------- -----------------  ---------------
Revenues                                             $         5,841,000  $         56,000   $    5,897,000
Operating expenses                                             5,168,000           811,000        5,979,000
                                                     -------------------- -----------------  ---------------
Operating income (loss)                                          673,000           (755,000)        (82,000)
Other income (loss)                                            (129,000)                 -         (129,000)
                                                     -------------------- -----------------  ---------------
Income (loss) before minority interest and
income taxes                                                     544,000          (755,000)        (211,000)
Minority interest in loss of subsidiary                               -             45,000           45,000
                                                     -------------------- -----------------  ---------------
Net income (loss) before income taxes                            544,000          (710,000)        (166,000)
Provision for income taxes                                            -                 -                -
                                                     -------------------- -----------------  ---------------
Net income (loss)                                    $           544,000  $       (710,000)  $     (166,000)
                                                     ==================== =================  ===============
EBITDA Calculation:
Net income (loss)                                    $           544,000  $       (710,000)  $     (166,000)
  Interest expense, net                                          129,000                -           129,000
  Provision for income taxes                                          -                 -                -
  Depreciation and amortization                                1,051,000            199,000       1,250,000
                                                     -------------------- -----------------  ---------------
EBITDA                                               $         1,724,000  $       (511,000)  $     1,213,000
                                                     ==================== =================  ===============

EBITDA (earnings before interest, taxes, depreciation and amortization) is not intended to represent a measure of performance in accordance with generally accepted accounting principals ("GAAP") nor should it be considered as an alternative to a statement of cash flows as a measure of liquidity. EBITDA is included because management believes that financial analysts, lenders, investors and other interested parties find it to be a useful tool for measuring the operating performance of companies like NTN that carry significant levels of non-cash depreciation and amortization charges in comparison to their GAAP earnings.

                   NTN COMMUNICATIONS, INC. AND SUBSIDIARIES
                           Consolidated Balance Sheets

                                                                                   March 31,         December 31,
                                Assets                                               2003                2002
                                                                                ----------------    ----------------
Current Assets:
        Cash and cash equivalents                                               $     1,929,000     $       577,000
        Restricted cash                                                                 241,000             102,000
        Accounts receivable - trade, net                                              1,765,000           2,013,000
        Inventory                                                                       284,000             241,000
        Investments available-for-sale                                                  182,000             178,000
        Deferred costs                                                                  382,000             492,000
        Prepaid expenses and other current assets                                       582,000             581,000
                                                                                ----------------    ----------------
                        Total current assets                                          5,365,000           4,184,000
Broadcast equipment and fixed assets, net                                             4,304,000           5,141,000
Software development costs, net                                                         579,000             591,000
Deferred costs                                                                          380,000             370,000
Other assets                                                                            522,000             556,000
                                                                                ----------------    ----------------
                        Total assets                                            $    11,150,000     $    10,842,000
                                                                                ================    ================

                      Liabilities and Shareholders' Equity

Current Liabilities:
        Accounts payable                                                        $       434,000     $       657,000
        Accrued expenses                                                              1,651,000           1,491,000
        Obligations under capital leases                                                151,000             184,000
        Revolving line of credit                                                             --              89,000
        Deferred revenue - Buzztime                                                      96,000                  --
        Deferred revenue                                                                995,000           1,199,000
                                                                                ----------------    ----------------
                Total current liabilities                                             3,327,000           3,620,000
Obligations under capital leases, excluding current portion                             173,000             199,000
Revolving line of credit, excluding current portion                                   2,043,000           2,250,000
8% senior convertible notes                                                                  --           1,997,000
Deferred revenue                                                                        628,000             653,000
                                                                                ----------------    ----------------
                        Total liabilities                                             6,171,000           8,719,000
Minority interest in consolidated subsidiary                                                 --             643,000
                                                                                ----------------    ----------------
Shareholders' equity:
        Series  A 10% cumulative convertible preferred stock, $.005 par value
                5,000,000 shares authorized; 161,000 shares issued and
                outstanding at March 31, 2003 and December 31, 2002                       1,000               1,000
        Common stock, $.005 par value, 70,000,000 shares authorized;
                43,040,000 and 39,381,000 shares issued and outstanding
                at March 31, 2003 and December 31, 2002, respectively                   214,000             196,000
        Additional paid-in capital                                                   84,817,000          81,211,000
        Accumulated deficit                                                        (79,342,000)        (79,079,000)
        Accumulated other comprehensive loss                                          (635,000)           (639,000)
        Treasury stock, at cost, 49,000 and 91,000 shares at
                March 31, 2003 and December 31, 2002, respectively                     (76,000)           (210,000)
                                                                                ----------------    ----------------
                        Total shareholders' equity                                    4,979,000           1,480,000
                                                                                ----------------    ----------------
                        Total liabilities and shareholders' equity              $    11,150,000     $    10,842,000
                                                                                ================    ================